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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-67303, No. 333-48183 and No. 333-51500 of AmeriPath, Inc. on Form S-8 of our report dated March 29, 2001, appearing in the Amended Annual Report on Form 10-K/A of AmeriPath, Inc. for the year ended December 31, 2000.



s/ Deloitte & Touche LLP

Miami, Florida
August 8, 2001